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                                 LICENSING AGREEMENT

                                       BETWEEN

                                    MOTOROLA, INC.

                                         AND

                                 BRIGHT TECHNOLOGIES















Bright Technologies                    -1-                    January 13, 1999
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                               LICENSING AGREEMENT

This Agreement is made as of the Effective Date defined in Section 1.1 below, between MOTOROLA, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, by and through its Subscriber Sector having its principal place of business at 600 N. U.S. Highway 45, Libertyville, Illinois 60048, U.S.A. (hereinafter "Motorola"), and Bright Technologies, Inc., a corporation organized and existing under the laws of Georgia and having its principal place of business 7325 Oswego Road, Liverpool, NY 13088 (hereinafter "COMPANY").

                                    RECITALS

1. Motorola owns a United States Patent entitled "A Self-Clocking Data Transmission System"; and

2. COMPANY desires to obtain a limited non-exclusive license under said patent on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and undertakings set out herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Motorola and COMPANY agree as follows:

                                    1. DEFINITIONS

1.1    EFFECTIVE DATE

       The term "Effective Date" shall mean the date upon which the last party below executes the present Agreement.

1.2    LICENSED EQUIPMENT

       The term "Licensed Equipment" shall mean a controller identified in Attachment "A" having a Motorola cellular transceiver identified in Attachment "B" which is sourced from Motorola, Inc., and such other equipment which shall be identified in writing by Motorola and COMPANY.

1.3    LICENSED TERRITORY

       The term "Licensed Territory" shall mean the United States, Canada and Latin America.

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1.4    MOTOROLA PATENT

       The term "Motorola Patent" shall mean U.S. Patent No. 4,369,516 issued on January 18, 1983 to Byrns and any foreign counterparts in the Licensed Territory.

1.5    PROPRIETARY INFORMATION

       The term "Proprietary Information" shall mean proprietary business and technical information, know-how, and data of Motorola, identified by a "Confidential" or "Proprietary" legend and provided to COMPANY during the term of this Agreement or any renewal thereof.

1.6    SUBSIDIARY

       The team "Subsidiary" shall mean, with respect to a party, any business enterprise which more than fifty percent (50%) of its outstanding shares of stock which are entitled to designate managerial personnel or vote for the election of directors (other than any shares the voting rights of which are subject to restriction), are owned or controlled, directly or indirectly, by that party or by the same shareholders or substantially the same shareholders who own or control, directly or indirectly, more than fifty percent (50%) of such shares of stock of that party, as of the Effective Date of this Agreement and thereafter for so long as such ownership or control exists.

                                      2. LICENSE

2.1 Motorola hereby grants to COMPANY a non-exclusive, non-assignable, non-transferable, royalty-free license under the Motorola Patent and Motorola Proprietary Information, commencing on the Effective Date and thereafter for the Term of this Agreement, to make, have made by Creative Engineering Concepts, Incorporated or a third party approved in writing by Motorola, use, and sell, in the Licensed Territory, Licensed Equipment that include cellular radiotelephones sourced from Motorola, Inc. to COMPANY.

2.2 Company shall not have the right to grant any sub-licenses under any of the foregoing licenses and rights in this paragraph 2.1, other than sublicenses normally made to end users incident to the sale or lease of product, unless otherwise agreed to in writing by Motorola.

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                          3. INFORMATION AND CONFIDENTIALITY

3.1 COMPANY agrees that it will keep confidential and not disclose, publish, provide or other wise transmit Motorola's Proprietary Information to a third party without Motorola's prior written consent. COMPANY further agrees to use Motorola's Proprietary Information only for the purposes of operating and maintaining and using Licensed Equipment, as contemplated in this Agreement. COMPANY may make additional copies of Motorola' Proprietary Information for internal use by its employees, provided that Motorola's copyright notice and confidentiality legend are included on all such copies. Motorola's Proprietary Information, all copies thereof, and all intellectual property rights therein are and shall remain the exclusive property of Motorola. Notwithstanding the foregoing, COMPANY shall have no obligation to keep confidential any portion of Motorola's Proprietary Information which:

       (A)    was known to COMPANY prior to receipt thereof from Motorola;
       (B) comes into the public domain without breach of the provisions of this Section;
       (C) can be shown to have been rightfully received from a third party free of any restrictions as to its disclosure; or
       (D) can be shown to have been independently developed without breach of provisions of this Section.

3.2 Motorola's Proprietary Information, including without limitation specifications for Motorola products, is subject to change without notice. Motorola accepts no responsibility for any expenses, losses, or action incurred or undertaken by COMPANY as a result of the receipt of Motorola's Proprietary Information. It is further understood by COMPANY that Motorola does not warrant or represent that it will continue production of COMPANY product or introduce any product to which such Motorola Proprietary Information is related.

3.3 COMPANY accepts any Proprietary Information provided hereunder "AS IS". MOTOROLA EXTENDS NO INDEMNITIES OR WARRANTIES FOR THE PROPRIETARY INFORMATION OR THE ACCURACY THEREOF, EXPRESSED, IMPLIED OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, PATENT INDEMNIFICATION OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3.4 COMPANY agrees to treat and safeguard Motorola's Proprietary Information in the same manner as it treats and safeguards its own

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confidential information, (but at least with reasonable care) and further agrees to implement any reasonable extra security measures with respect to such Proprietary Information as may from time to time be requested in writing by Motorola.

3.5 Except as required by applicable law and patent marking under Paragraph 4 of this Agreement, neither party shall disclose to third party the existence and contents of this Agreement without the prior written consent to the other party.

3.6 COMPANY agrees that it will not, without the prior written consent of the Office of Export Control, United States Department of Commerce, Washington, D.C. 20230, U.S.A. knowingly export, re-export or cause to be exported or re-exported, either directly or indirectly, Licensed Equipment, Motorola Proprietary Information, or any direct or indirect product thereof, to any destination prohibited or restricted under United States law.

3.7 The obligations of the parties under this Section 3 shall survive termination or expiration of this Agreement or any renewal thereof for a period of five (5) years.

3.8 COMPANY agrees to be bound by the terms of the Non-Disclosure Agreement effective on January 16, 1996 by Motorola and Bright Technologies, Incorporated, attached hereto as Attachment C from the effective date of January 16, 1996 until the execution of this Agreement, and the obligations to maintain the confidentiality of Confidential Proprietary Information received by COMPANY during that period shall also survive termination or expiration of this Agreement or any renewal thereof for a period of five (5) years.

                              4. RIGHTS AND OBLIGATIONS

4.1 COMPANY shall apply a patent marking of the Motorola Patents to Licensed Equipment manufactured, tested, used and/or sold within the Licensed Territory under the License herein granted stating that the Licensed Equipment is licensed under US Patent 4,369,516 and foreign counterparts.

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4.2    COMPANY shall provide a quarterly report of units of Licensed
Equipment shipped, date of shipment, and country of destination, as shown in Attachment D.

                            5. OTHER PATENTS AND PRODUCTS

5.1 Except as specifically provided in this Agreement, no license or right is granted, by implication, estoppel, or otherwise, by Motorola to COMPANY to manufacture, assemble and/or sell under any patents of Motorola, nor any license to make, use or sell any products of Motorola.

5.2 Except as specifically provided in this Agreement, no license under copyrights of Motorola is granted by Motorola to COMPANY.

5.3 Except as specifically provided in this Agreement, no license under trademarks or tradenames of Motorola is granted by Motorola to COMPANY. COMPANY shall only have the right to use Motorola's trademarks or tradenames according to the guidelines set forth in Attachment E.

                         6. COMPLIANCE WITH LEGAL PROVISIONS

6.1 This Licensing Agreement shall be governed by and interpreted under the laws of the State of Illinois, U.S.A., and any federal laws of the United States of America applicable to the transactions contemplated hereunder.

6.2 With respect to the transactions arising under this Agreement, it is agreed that neither party shall give or shall receive, either directly or indirectly, any unlawful payment to or for the benefit of any individual for the purpose of obtaining any order for a Licensed Equipment.

                               7. TERM AND TERMINATION

7.1 The Term of this Agreement shall begin upon the Effective Date and shall continue in full force and effect for a period of one (1) year unless sooner terminated as provided herein. This Agreement shall automatically renew for one (1) year terms unless expressly terminated in writing. Either party shall have the right to terminate this Agreement at any time for any reason.

7.2 If either Motorola or COMPANY shall default in the performance of any of the terms and provisions of this Agreement and such default shall

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not be cured within thirty (30) days after written notice of the default is given by the other party to the defaulting party, then at any time after the expiration of such thirty (30) days, the nondefaulting party may give written notice to the defaulting party of its election to terminate this Agreement. Thereupon, this Agreement shall terminate on the date specified in such notice, which shall not be less than thirty (30) days following the filing of such notice. Such right of termination shall not be exclusive of any other remedies or means for redress to which the non-defaulting party may be lawfully entitled, it being intended that all such remedies shall be cumulative.

7.3 If either party should be dissolved, or should file a voluntary petition in bankruptcy, or any order should be entered pursuant to any law relating to bankruptcy or insolvency or appointing a receiver or trustee for that party, then the other party may, within ten (10) days thereafter, given written notice of its desire to terminate this Agreement. Thereupon, this Agreement shall terminate on the date specified in such notice, which shall not be less than thirty (30) days after the date of such notice.

7.4 In the event that a majority of the ownership, equity, outstanding shares, securities, or the right to control COMPANY or Motorola becomes owned or controlled directly or indirectly by another party other than the owning or controlling party, if any, on the Effective Date, COMPANY or Motorola shall promptly give written notice of such change of control, acquisition, or merger to COMPANY or Motorola, and the Agreement may be terminated immediately at the option of COMPANY or Motorola but no later than thirty
(30) days following such notification.

7.5 Termination, expiration, cancellation, or abandonment of this Agreement through any means or for any reason, shall be without prejudice to the rights and remedies of both parties in respect to any antecedent breach of any of the provisions of this Agreement and thereafter:

       (A) COMPANY shall forthwith cease to use any of the rights obtained by it from Motorola under this Agreement, except as expressly provided in this Agreement.

       (B) COMPANY shall return to Motorola, or at Motorola's option, destroy and certify in writing the destruction of all copies of Motorola's Proprietary Information, regardless of form, in COMPANY's possession.

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       (C)    COMPANY shall not use any Proprietary Information received from
Motorola, or the residual thereof, in the use of any Licensed Equipment.

                              8. INJUNCTIVE RELIEF

Since unauthorized utilization or transfer of Motorola's Proprietary Information will diminish the value of Motorola of the trade secrets and intellectual property rights which are the subject matter of this Agreement, if COMPANY commits a material breach of any of its obligations hereunder, COMPANY agrees that Motorola shall be entitled to equitable relief to protect its interests, including, but not limited to, temporary and permanent injunctive relief, without the proving of damage by Motorola.

                         9. LIMITATION OF LIABILITY

To the full extent of any disclaimer permitted under applicable law, neither party under this Agreement, whether as a result of breach of contract, warranty, tort (including negligence), patent infringement, copyright infringement or otherwise, shall have any liability to the other party nor shall either party indemnify the other party for incidental or consequential damages, including, but not limited to, loss of profit or revenues, loss of business opportunity, loss of use of the products or any associated equipment, cost of capital, cost of substitute products, facilities or services, or downtime costs.

                               10. NOTICES

All notices, consents, approvals, or other notifications required or permitted hereunder shall be sent in writing either by mail, postage prepaid, or by FAX, telex or cable, and addressed to each party as follows:

       To COMPANY:                        To Motorola:

       7325 Oswego Road                   600 North Highway 45
       Liverpool, NY 13088                Libertyville, IL  60048

       Attn:                              Attn:
       Joseph Passalaqua                  Manager, OEM Products
       CEO/Pres                           Cellular Subscriber Sector


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       FAX NO.:                           FAX NO.:  (847) 523-8803

or to such other address or person as such party may, from time to time, designate to the other party by written notice. All such notices and communications shall be deemed to have been duly given (i) if by mail, ten
(10) days after deposit in the mail, and (ii) if by FAX, telex, or cable, on the date so sent, and the appropriate answer back received. In the event notice is given by FAX, cable or telex, a copy of such FAX, cable or telex shall be mailed to the notified party on the same day sent.

                                  11. GENERAL

11.1 This Agreement does not create any joint venture or agency agreement between the parties hereto and does not give rise to any fiduciary obligation between them and does not create any obligations between them other than those defined herein. Neither party has authority to bind the other party.

11.2 Neither party shall assign this Agreement or any of the rights accorded hereunder without the prior written consent of the other party. This Agreement and each and every covenant, term and condition herein are binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

11.3 The headings to the Sections in this Agreement are inserted for reference only and shall not affect the interpretation of this Agreement.

11.4 This Agreement may be amended or modified only by an instrument in writing duly executed by the authorized representatives of the parties.

11.5 No relaxation, forbearance, delay, or indulgence by either party in enforcing its rights hereunder or the granting of time by such party shall prejudice or affect its rights hereunder, and no waiver by either party shall operate as a waiver of any subsequent or continuing breach.

                              12. ENTIRE AGREEMENT

This Agreement, consisting of Sections 1 through 12 and Attachments "A", "B", "C", "D" and "E" hereto, constitutes the entire understanding between the parties concerning the subject matter hereof and supersedes all prior discussions, agreements and representations, whether oral or written and whether or not executed by Motorola and COMPANY. The obligations of

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the parties hereto are corporate obligations alone and not the obligations of, nor are they implied or otherwise guaranteed by individuals signatory to this Agreement or otherwise associated with the parties hereto.

MOTOROLA, INC.                                  COMPANY BRIGHT TECHNOLOGIES INC

/s/Ray T. Sokola                   /s/Joseph Passalaqua
--------------------------------   ---------------------------------
By: Ray Sokola                     By: Joseph Passalaqua
    ----------------------------       -----------------------------
Title: V.P. and Director           Title: CEO/Pres
       -------------------------          --------------------------
Date: 3/12/99                      Date: 1-14-99
      --------------------------         ---------------------------


---------------------------------

By:     Jonathan P. Meyer
     ----------------------------
Title:  Corporate Vice President
     ----------------------------
Patents, Trademarks and Licensing

Date:
     ----------------------------









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                                    ATTACHMENT "A"

                                  Licensed Equipment

1.     Bright Technologies Wireless Local Loop Credit/Debit card controller

2.     Bright Technologies Celular Pay Telephone Credit/Debit card controller

3.     Bright Technologies Credit Card verification terminal











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                                    ATTACHMENT "B"

                        Transceivers for Licensed Equipment

1.     Model S5689 OEM AMPS 3 watt transceiver

2.     Model S6317 OEM NAMPS 3 watt transceiver












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                                    ATTACHMENT "C"

                               Non-Disclosure Agreement


















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                                   ATTACHMENT "D"

                                  Reporting Letter

Motorola, Inc
600 N. US Highway 45
Libertyville, IL 60048

Attn:

Re:    Motorola License Agreement


Pursuant to the License Agreement, we are reporting the Net Sales of Licensed
Equipment:

Quarterly Reporting Period     Quarter 19
                            ---          ---

Countries of Destination

                                  Units   Dates Shipped:
       ---------------      ------

                                  Units   Dates Shipped:
       ---------------      ------

                                  Units   Dates Shipped:
       ---------------      ------

                                  Units   Dates Shipped:
       ---------------      ------

Net Sales                         Units
                            ------

Certified by,





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                                    ATTACHMENT "E"


                                POLICY FOR THE USE OF
                               MOTOROLA NAME/TRADEMARKS
                               AND PRODUCT DESCRIPTIONS



1.     USE OF THE MOTOROLA NAME/TRADEMARKS

       a. COMPANY shall not use or reproduce the circled "M", the name "Motorola" in Helvetica Bold italic typeface, or any other stylized version of the Motorola name.

       b. COMPANY shall not use or reproduce any Motorola trademarks or tradenames, except as expressly agreed to in writing by Motorola.

       c. Other than outlined below, COMPANY shall make no use of the Motorola name, Motorola model names, or Motorola model numbers, or disclose the existence of this Agreement except for purposes of providing a patent marking as set forth in Paragraph 4.1 of this Agreement.

II.    PRODUCT PROMOTIONAL LITERATURE

       In any promotional literature for COMPANY's Finished Product, COMPANY may include any of the following statements:

       a. "The cellular transceiver in this product is manufactured by Motorola, Inc."
       b.   "Motorola cellular transceiver".
       c.   "Motorola quality and performance."
       d.   "Cellular transceiver made by Motorola, Inc."

III.   WRITTEN RESPONSE TO BIDS, PROPOSALS, TENDERS

       When COMPANY is required by bid specifications or written indication from end-user and/or equipment purchasers to divulge the name of the manufacturer of components within COMPANY's Finished Product, COMPANY may state that Motorola, Inc. is the manufacturer of the transceiver and provide the Motorola model number and specifications. COMPANY may also identify Motorola, Inc. as the manufacturer of the transceiver in customer presentations provided that such reference to Motorola, Inc. is limited to the statements outlined in Paragraph II

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       (above). COMPANY shall not otherwise mention Motorola generically as the cellular product supplier.

       IV.    ADVERTISING, PRESS RELEASES

       a. As part of advertising in trade publications of COMPANY's Finished Product, COMPANY may include the statements in Paragraph II (above).

       b. Neither party shall make a press releases without the express written consent of the other party.













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